                                                                      EXHIBIT 11
                                                                      ----------

Year Ended December 31, 1997
----------------------------

         Month (1997)                              Shares Issued           Weighted Shares Outstanding (A)
         ------------                              -------------           -------------------------------
Balance at January 1, 1997                            1,214,887                        1,214,887
January                                                     -0-                              -0-
February                                                    -0-                              -0-
March                                                    86,800                           69,512
April                                                       -0-                              -0-
May                                                     125,000                           79,271
June                                                    332,280                          183,031
July                                                    215,000                          100,513
August                                                  420,000                          161,485
September                                               400,000                          120,463
October                                               1,066,668                          232,000
November                                                201,852                           27,082
December                                                291,120                           14,799
                                                      ---------                        ---------
             TOTAL                                    4,353,607
                                                      =========
             Weighted Shares Outstanding-
                   Year Ended December 31, 1997                                        2,203,043
                                                                                       =========

Net Loss                                                                              $ (825,220)
                                                                                       =========
Basic and Diluted Loss
  per Common Share                                                                    $     (.37)
                                                                                       =========

(A) Weighted shares outstanding are calculated based on the number of days that the respective shares were outstanding during the period.

Year Ended December 31, 1996
----------------------------


                                            Shares          Weighted Shares
Month (1996)                                Issued          Outstanding (A)
------------                             ------------       ---------------
Balance at January 1, 1996                1,207,727            1,207,727

January                                           0                    0

February                                          0                    0

March                                             0                    0

April                                            10                    7

May                                           7,150                4,468

June                                              0                    0

July                                              0                    0

August                                            0                    0

September                                         0                    0

October                                           0                    0

November                                          0                    0

December                                          0                    0

                                          ---------            ---------
        Total                             1,214,887
                                          =========
        Weighted Shares Outstanding
          Year Ended December 31, 1996                         1,212,202
                                                               =========

Net Loss                                                      $ (867,380)
                                                               =========
Basic and Diluted Loss per
  Common Share                                                $     (.72)
                                                               =========


(A) Weighted shares outstanding are calculated based on the number of days that the respective shares were outstanding during the period.

Six Months and Three Months Ended June 30, 1998
-----------------------------------------------


                                                                   Weighted Shares Outstanding (A)
                                                                   -------------------------------
                                                             Six Months Ended       Three Months Ended
       Month (1998)                   Shares Issued           June 30, 1998            June 30, 1998
       ------------                   -------------           -------------            -------------
Balance at January 1, 1998              4,353,607                4,353,607
January                                   223,504                  212,143
February                                   17,360                   13,584
March                                   2,096,406                1,290,665
                                        ---------
Balance at April 1, 1998                6,690,877                                         6,690,877
April                                     309,424                  138,983                  232,799
May                                       160,268                   45,276                   67,217
June                                        5,600                      649                      485
                                        ---------                ---------                ---------
       Total                            7,166,169
                                        =========
       Weighted Shares Outstanding-
         Six Months Ended June 30, 1998                          6,054,907
                                                                 =========
       Three Months Ended June 30, 1998                                                   6,991,378
                                                                                          =========

Net Loss                                                       $(1,215,258)             $  (941,286)
                                                                 =========                =========
Basic and Diluted Loss
  per Common Share                                             $      (.20)             $      (.13)
                                                                 =========                =========

(A) Weighted shares outstanding are calculated based on the number of days that the respective shares were outstanding during the period.

Six Months and Three Months Ended June 30, 1998
-----------------------------------------------


                                                                   Weighted Shares Outstanding (A)
                                                                   -------------------------------
                                                             Six Months Ended       Three Months Ended
       Month (1997)                   Shares Issued           June 30, 1997            June 30, 1997
       ------------                   -------------           -------------            -------------
Balance at January 1, 1997              1,214,887                1,214,887
January                                        -0-                      -0-                      -0-
February                                       -0-                      -0-                      -0-
March                                      86,800                   43,640                       -0-
                                        ---------
Balance at April 1, 1998                1,302,687                                         1,301,687
April                                          -0-                      -0-                      -0-
May                                       125,000                   34,530                   68,861
June                                      332,280                   40,554                  122,220
                                        ---------                ---------                ---------
       Total                            1,758,967
                                        =========
       Weighted Shares Outstanding-
         Six Months Ended June 30, 1997                          1,333,611
                                                                 =========
       Three Months Ended June 30, 1997                                                   1,492,768
                                                                                          =========

Net Loss                                                       $  (557,923)             $  (270,005)
                                                                 =========                =========
Basic and Diluted Loss
  per Common Share                                             $      (.42)             $      (.18)
                                                                 =========                =========

(A) Weighted shares outstanding are calculated based on the number of days that the respective shares were outstanding during the period.